Exhibit 99.1

For Immediate Release

Kura Sushi USA Announces Fiscal First Quarter 2022 Financial Results

Irvine, CA. January 6, 2022 – Kura Sushi USA, Inc. (“Kura Sushi” or the “Company”) (NASDAQ: KRUS), a technology-enabled Japanese restaurant concept, today reported fiscal first quarter 2022 financial results for the period ended November 30, 2021.

Fiscal First Quarter 2022 Highlights

➣	Total sales were $29.8 million compared to $9.4 million in the first quarter of 2021;
➣	Comparable restaurant sales increased 154% for the first quarter of 2022 as compared to the first quarter of 2021 and increased 19.9% as compared to the first quarter of 2020;
➣	Operating loss was $1.3 million, compared to an operating loss of $6.3 million in the first quarter of 2021;
➣	Net loss was $1.3 million, or ($0.13) per diluted share, compared to net loss of $6.4 million, or ($0.76) per diluted share, in the first quarter of 2021;
➣	Adjusted net loss* was $1.3 million, or ($0.13) per diluted share, compared to an adjusted net loss* of $6.0 million or ($0.71) per diluted share, in the first quarter of 2021;
➣	Restaurant-level operating profit* was $5.8 million;
➣	Adjusted EBITDA* was $0.8 million; and
➣	One new restaurant opened during the first quarter of 2022.
*

Adjusted net loss, Restaurant-level operating profit and Adjusted EBITDA are non-GAAP measures and are defined below under “Key Financial Definitions.” Please see the reconciliation of non-GAAP measures accompanying this release. See also “Non-GAAP Financial Measures” below.

Hajime Uba, President and Chief Executive Officer of Kura Sushi, stated, “We are pleased with the solid start to our fiscal 2022 as we posted a 19.9% increase in comparable restaurant sales versus fiscal 2020 and generated a restaurant-level operating profit margin of 19.5%, further narrowing the profitability gap to our pre-pandemic performance. We believe the actions we have taken to date have positioned our company well to navigate the current operating environment as we look forward to an even busier year with plans to open eight to ten new restaurants to further capitalize on the pent-up demand for the unique Kura experience in fiscal 2022 and beyond.”

Review of Fiscal First Quarter 2022 Financial Results

Total sales were $29.8 million compared to $9.4 million in the first quarter of 2021. Comparable restaurant sales increased 154% for the first quarter of 2022 as compared to the first quarter of 2021 and increased 19.9% as compared to the first quarter of 2020.

Food and beverage costs as a percentage of sales were 30.0% compared to 32.4% in the first quarter of 2021. The decrease is primarily due to increased menu prices and lower inventory spoilage.

Labor and related costs as a percentage of sales decreased to 32.5% from 46.3% in the first quarter of 2021. The decrease as a percentage of sales was primarily due to the effect of lower sales and minimum staffing needed to operate our restaurants at reduced capacities in the first quarter of 2021.

Occupancy and related expenses were $2.2 million compared to $1.7 million in the first quarter of 2021. The increase is primarily due to five new restaurants opened since the first quarter of 2021.

Other costs as a percentage of sales decreased to 12.1% compared to 22.1% in the first quarter of 2021. The decrease was primarily due to higher sales leverage.

General and administrative expenses were $5.4 million compared to $3.5 million in the first quarter of 2021. This increase was primarily due to compensation-related expenses as we made investments in our team to support our accelerated growth. As a percentage of sales, adjusted general and administrative expenses decreased to 18.0% compared to 37.4% in the first quarter of 2021.

Operating loss was $1.3 million compared to an operating loss of $6.3 million in the first quarter of 2021.

Income tax expense was $12 thousand compared to $29 thousand in the first quarter of 2021.

Net loss was $1.3 million, or ($0.13) per diluted share, compared to net loss of $6.4 million, or ($0.76) per diluted share, in the first quarter of 2021.

Adjusted net loss* was $1.3 million, or ($0.13) per diluted share, compared to adjusted net loss* of $6.0 million, or ($0.71) per diluted share, in the first quarter of 2021.

Restaurant-level operating profit* was $5.8 million compared to restaurant-level operating loss* of $0.9 million in the first quarter of 2021.

Adjusted EBITDA* was $0.8 million compared to ($4.1) million in the first quarter of 2021.

Restaurant Development

During the fiscal first quarter of 2022, the Company opened one new restaurant in San Francisco, CA. Subsequent to November 30, 2021, the Company opened two new restaurants in Phoenix, AZ and Chandler, AZ.

Fiscal Year 2022 Outlook

For the full fiscal year of 2022, the Company reaffirms the following previously provided annual guidance:

➣	Total sales between $130 million and $140 million;
➣	General and administrative expenses as a percentage of sales of approximately 17%; and
➣	8 to 10 new restaurants, with average net capital expenditures per unit of approximately $2.1 million.

These expectations assume that the Company experiences no further operating restrictions or material downturns resulting from the ongoing COVID-19 pandemic. These expectations are based on the Company’s recent results in the first quarter of fiscal 2022, as well as performance to-date in the second quarter of fiscal 2022. While the Company believes these expectations are appropriate given the current operating environment, the Company and the restaurant industry generally remain highly vulnerable to COVID-related volatility.

Conference Call

A conference call and webcast to discuss Kura Sushi’s financial results is scheduled for 5:00 p.m. ET today. Hosting the conference call and webcast will be Hajime “Jimmy” Uba, President and Chief Executive Officer, and Steven Benrubi, Chief Financial Officer.

Interested parties may listen to the conference call via telephone by dialing 201-689-8471. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 412-317-6671; the passcode is 13725811. The replay will be available until January 13, 2022. The webcast will be available at www.kurasushi.com under the investor relations section and will be archived on the site shortly after the call has concluded.

About Kura Sushi USA, Inc.

Kura Sushi USA, Inc. is a technology-enabled Japanese restaurant concept with 35 locations across ten states and Washington DC. The Company offers guests a distinctive dining experience built on authentic Japanese cuisine and an engaging revolving sushi service model. Kura Sushi USA, Inc. was established in 2008 as a subsidiary of Kura Sushi, Inc., a Japan-based revolving sushi chain with over 480 restaurants and more than 35 years of brand history. For more information, please visit www.kurasushi.com.

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Key Financial Definitions

Adjusted Net Income (Loss), a non-GAAP measure, is defined as net income (loss) before certain items, such as employee retention credits, litigation accrual and certain executive transition costs, that the Company believes are not indicative of its core operating results. Adjusted net income (loss) per diluted share represents adjusted net income (loss) divided by the number of diluted shares.

EBITDA, a non-GAAP measure, is defined as net income (loss) before interest, income taxes and depreciation and amortization expenses.

Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA plus stock-based compensation expense, non-cash lease expense and asset disposals, closure costs and restaurant impairments, as well as certain items, such as employee retention credits, litigation accrual and certain executive transition costs, that the Company believes are not indicative of its core operating results. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.

Restaurant-level Operating Profit (Loss), a non-GAAP measure, is defined as operating income (loss) plus depreciation and amortization expenses; stock-based compensation expense; employee retention credit; pre-opening costs and general and administrative expenses which are considered normal, recurring, cash operating expenses and are essential to supporting the development and operations of restaurants; non-cash lease expense; and asset disposals, closure costs and restaurant impairments; less corporate-level stock-based compensation expense and employee retention credits recognized within general and administrative expenses. Restaurant-level operating profit (loss) margin is defined as restaurant-level operating profit (loss) divided by sales.

Average Unit Volumes (“AUVs”) consist of the average annual sales of all restaurants that have been open for 18 months or longer at the end of the fiscal year presented. AUVs are calculated by dividing (x) annual sales for the fiscal year presented for all such restaurants by (y) the total number of restaurants in that base. The Company makes fractional adjustments to sales for restaurants that were not open for the entire fiscal year presented (e.g., a restaurant is closed for renovation) to annualize sales for such period of time.

Comparable Restaurant Sales Performance refers to the change in year-over-year sales for the comparable restaurant base. The Company includes restaurants in the comparable restaurant base that have been in operation for at least 18 months prior to the start of the accounting period presented due to new restaurants experiencing a period of higher sales upon opening, including those temporarily closed for renovations during the year. For restaurants that were temporarily closed for renovations during the year, the Company makes fractional adjustments to sales such that sales are annualized in the associated period. Performance in comparable restaurant sales represents the percent change in sales from the same period in the prior year for the comparable restaurant base.

Non-GAAP Financial Measures

To supplement the condensed financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company presents certain financial measures, such as adjusted net income (loss), EBITDA, adjusted EBITDA, adjusted EBITDA margin, restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin (“non-GAAP measures”) that are not recognized under GAAP. These non-GAAP measures are intended as supplemental measures of its performance that are neither required by, nor presented in accordance with, GAAP. The Company is presenting these non-GAAP measures because the Company believes that they provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and operating results. These measures also may not provide a complete understanding of the operating results of the Company as a whole and such measures should be reviewed in conjunction with its GAAP financial results. Additionally, the Company presents restaurant-level operating profit (loss) because it excludes the impact of general and administrative expenses which are not incurred at the restaurant-level. The Company also uses restaurant-level operating profit (loss) to measure operating performance and returns from opening new restaurants.

The Company believes that the use of these non-GAAP measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin are financial measures which are not indicative of overall results for the Company, and restaurant-level operating profit (loss)

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and restaurant-level operating profit (loss) margin do not accrue directly to the benefit of stockholders because of corporate-level expenses excluded from such measures. In addition, you should be aware when evaluating these non-GAAP measures that in the future the Company may incur expenses similar to those excluded when calculating these measures. The Company’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. The Company’s computation of these non-GAAP measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate these non-GAAP measures in the same fashion. Because of these limitations, these non-GAAP measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using these non-GAAP measures on a supplemental basis.

Forward-Looking Statements

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “target,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “continue,” “predict,” “potential,” “plan,” “anticipate” or the negative of these terms, and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include but are not limited to: risks related to the COVID-19 pandemic and its continued impact on the Company’s ability to operate; our ability to successfully resume and maintain increases in our comparable restaurant sales; our ability to successfully execute our growth strategy and open new restaurants that are profitable; our ability to expand in existing and new markets; our projected growth in the number of our restaurants; macroeconomic conditions and other economic factors; our ability to compete with many other restaurants; our reliance on vendors, suppliers and distributors, including our parent company Kura Sushi, Inc.; concerns regarding food safety and foodborne illness; changes in consumer preferences and the level of acceptance of our restaurant concept in new markets; minimum wage increases and mandated employee benefits that could cause a significant increase in our labor costs; the failure of our automated equipment or information technology systems or the breach of our network security; the loss of key members of our management team; the impact of governmental laws and regulations; volatility in the price of our common stock; and other risks and uncertainties as described in our filings with the Securities and Exchange Commission (“SEC”). These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s other filings with the SEC. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements, except as may be required by applicable law.

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Investor Relations Contact:

Fitzhugh Taylor or Steven Boediarto

(657) 333-4010

investor@kurausa.com

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Kura Sushi USA, Inc.

Condensed Statements of Operations

(in thousands, except per share amounts; unaudited)

	Three Months Ended November 30,
	2021	2020
Sales	$29,832	$9,414
Restaurant operating costs:
Food and beverage costs	8,957	3,053
Labor and related costs	9,710	4,360
Occupancy and related expenses	2,200	1,690
Depreciation and amortization expenses	1,171	927
Other costs	3,610	2,079
Total restaurant operating costs	25,648	12,109
General and administrative expenses	5,360	3,521
Depreciation and amortization expenses	88	75
Total operating expenses	31,096	15,705
Operating loss	(1,264)	(6,291)
Other expense (income):
Interest expense	25	34
Interest income	(26)	(4)
Loss before income taxes	(1,263)	(6,321)
Income tax expense	12	29
Net loss	$(1,275)	$(6,350)
Net loss per Class A and Class B shares
Basic	$(0.13)	$(0.76)
Diluted	$(0.13)	$(0.76)
Weighted average Class A and Class B shares outstanding
Basic	9,710	8,348
Diluted	9,710	8,348

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Kura Sushi USA, Inc.

Selected Balance Sheet Data and Selected Operating Data

(in thousands; except restaurants and percentages; unaudited)

	November 30, 2021	August 31, 2021
Selected Balance Sheet Data:
Cash and cash equivalents	$44,421	$40,430
Total assets	$178,819	$177,669
Total liabilities	$88,788	$86,825
Total stockholders’ equity	$90,031	$90,844

	Three Months Ended November 30,
	2021	2020
Selected Operating Data:
Restaurants at the end of period	33	28
Comparable restaurant sales performance	154.3%	(50.8)%
EBITDA	$(5)	$(5,289)
Adjusted EBITDA	$792	$(4,057)
Adjusted EBITDA margin	2.7%	(43.1)%
Operating loss	$(1,264)	$(6,291)
Operating loss margin	(4.2)%	(66.8)%
Restaurant-level operating profit (loss)	$5,817	$(934)
Restaurant-level operating profit (loss) margin	19.5%	(9.9)%

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Kura Sushi USA, Inc.

Reconciliation of Net Loss and Net Loss Per Diluted Share to

Adjusted Net Loss and Adjusted Net Loss Per Diluted Share

(in thousands, except loss per share amounts; unaudited)

	Three Months Ended November 30,
	2021	2020
Net loss	$(1,275)	$(6,350)
Executive transition costs(4)	—	390
Adjusted net loss	$(1,275)	$(5,960)
Net loss per Class A and Class B diluted share	$(0.13)	$(0.76)
Executive transition costs(4)	—	0.05
Adjusted net loss per Class A and Class B diluted share	$(0.13)	$(0.71)
Weighted average Class A and Class B shares outstanding
Diluted shares	9,710	8,348
Adjusted diluted shares	9,710	8,348

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Kura Sushi USA, Inc.

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

(in thousands; unaudited)

	Three Months Ended November 30,
	2021	2020
Net loss	$(1,275)	$(6,350)
Interest (income) expense, net	(1)	30
Income tax expense	12	29
Depreciation and amortization expenses	1,259	1,002
EBITDA	(5)	(5,289)
Stock-based compensation expense(1)	443	266
Non-cash lease expense(2)	354	576
Executive transition costs(4)	—	390
Adjusted EBITDA	$792	$(4,057)

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Kura Sushi USA, Inc.

Reconciliation of Operating Loss to Restaurant-level Operating Profit (Loss)

(in thousands; unaudited)

	Three Months Ended November 30,
	2021	2020
Operating loss	$(1,264)	$(6,291)
Depreciation and amortization expenses	1,259	1,002
Stock-based compensation expense(1)	443	266
Pre-opening costs(3)	73	235
Non-cash lease expense(2)	354	576
General and administrative expenses	5,360	3,521
Corporate-level stock-based compensation included in general and administrative expenses	(408)	(243)
Restaurant-level operating profit (loss)	$5,817	$(934)

(1)

Stock-based compensation expense includes non-cash stock-based compensation, which is comprised of restaurant-level stock-based compensation included in other costs in the statements of operations and corporate-level stock-based compensation included in general and administrative expenses in the statements of operations.

(2)	Non-cash lease expense includes lease expense from the date of possession of our restaurants that did not require cash outlay in the respective periods.
(3)

Pre-opening costs consist of labor costs and travel expenses for new employees and trainers during the training period, recruitment fees, legal fees, cash-based lease expenses incurred between the date of possession and opening day of our restaurants, and other related pre-opening costs.

(4)	Executive transition costs include severance and search fees associated with the transition of our Chief Financial Officer. The income tax impact of this adjustment was immaterial.

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